UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2013

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Framework Agreement

On October 22, 2013, Corning Incorporated, a New York corporation (“Corning” or the “Company”), Corning Hungary Data Services Limited Liability Company (“CHDS”), a limited liability company organized under the laws of the Republic of Hungary and an indirect wholly owned subsidiary of the Company, Corning Holding Japan G.K., a company organized under the laws of Japan and an indirect wholly owned subsidiary of the Company, and Corning Luxembourg S.àr.l., a limited liability company organized under the laws of Luxembourg and an indirect wholly owned subsidiary of the Company (“Corning Buyer”), entered into a Framework Agreement (the “Framework Agreement”) with Samsung Display Co., Ltd., a company organized under the laws of the Republic of Korea (“SDC”), providing for a series of transactions following the consummation of which Corning Buyer will acquire SDC’s interests in Samsung Corning Precision Materials Co., Ltd., a company organized under the laws of the Republic of Korea (“SCP”). CHDS currently owns 50% of the interests in SCP, an unconsolidated joint venture with SDC that manufactures LCD glass in Korea, and SDC currently owns 42.54% of the interests in SCP. Upon consummation of the transactions contemplated by the Framework Agreement, Corning Buyer will acquire all of the interests in SCP currently owned by SDC. The transaction also contemplates the acquisition by Corning Buyer of interests in SCP held by the other minority shareholders of SCP.

In connection with the consummation of the transactions contemplated by the Framework Agreement, the Company will designate a new series of its preferred stock as Fixed Rate Cumulative Convertible Preferred Stock, Series A, par value $100 per share (the “Preferred Stock”). Prior to the closing, Corning will issue to Corning Buyer approximately 1,900 shares of Preferred Stock at an issue price of $1 million per share (such number of shares issued, the “Subject Preferred Shares”), at an aggregate issue price of $1.9 billion. Corning Buyer will implement the acquisition of SDC’s interests in SCP by acquiring interests in SCP for cash or providing a loan to SCP, which proceeds will be used by SCP to repurchase SDC’s interest in SCP, following which SDC will purchase the Subject Preferred Shares from Corning Buyer for approximately $1.9 billion in cash. In addition, Corning Buyer expects to purchase shares of SCP held by certain minority shareholders. The Framework Agreement also provides that Corning will issue to SDC an additional amount of shares of Preferred Stock (the “Additional Preferred Shares”) at the closing of the transaction, at an aggregate issue price of approximately $400 million. The Framework Agreement also includes a customary working capital adjustment and provides for potential payments to be made between the parties in 2018:   one based on revenues generated by the business of SCP before 2018, which is subject to a cap of $665 million; and another based on the volumes of certain sales, which is subject to a separate cap of $100 million.

Dividends on the Preferred Stock will be cumulative and accrue at the annual rate of 4.25% on the per share issue price of $1 million. The dividends would be payable quarterly when declared by the Company’s board of directors. The Preferred Stock will be convertible at the option of the holder and the Company upon certain events, at a conversion rate of 50,000 shares of Common Stock per one share of Preferred Stock. Following the seventh anniversary of the closing of the transaction, the Preferred Stock will be convertible, in whole or in part, at the option of the holder. On or after the closing of the transaction, the Company will have the right, at its option, to cause some or all of the shares of Preferred Stock to be converted into Common Stock, if, for 25 trading days (whether or not consecutive) within any period of 40 consecutive trading days, the closing price of Common Stock exceeds $35 per share. If the aforementioned right becomes exercisable before the seventh anniversary of the closing, the Company must first obtain the written approval of the holders of a majority of the Preferred Stock before exercising its conversion right. Upon the earlier of the board of directors’ approval or recommendation to the Company’s shareholders of a change of control transaction, the consummation of a change of control transaction or the execution of a binding agreement to effect a change of control transaction, the holder of the outstanding shares of Preferred Stock will have the right to convert some or all of its shares of Preferred Stock into Common Stock. If the consideration offered for each share of Common Stock in a change of control transaction exceeds a value of $35 per share, then the Company shall have the right to convert some or all of the shares of Preferred Stock into Common Stock. If the Company’s board of directors approves a change of control transaction in which the aggregate consideration being paid for all of the Company’s capital stock and assets implies a valuation of less than $6 billion and such transaction is consummated, holders of Preferred Stock will have the right to cause the Company to redeem all shares of Preferred Stock for an amount equal to the issue price per share. The Preferred Stock does not have any voting rights except as may be required by law. The shares of Preferred Stock that would be issued will not be registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Framework Agreement also contemplates that in connection with the closing of the transactions under the Framework Agreement, Corning (or its subsidiaries, as applicable) will enter into a services agreement pursuant to which SDC and its affiliates will, after the closing of the Framework Agreement, provide to SCP infrastructure, management and related services that SCP may reasonably require from SDC and its affiliates.

The Framework Agreement also contains non-competition and non-solicitation covenants applicable to SDC and its affiliates, and contains other covenants and agreements of the parties, including with respect to the transfer of certain assets of SCP and sharing the costs of such transfers, tax matters, the conduct of the SCP business prior to the closing, access to information, confidentiality, public announcements and notifications.

The parties have agreed to reciprocal indemnification obligations in the Framework Agreement and SDC has agreed to indemnify Corning Buyer for its pro rata share of certain pre-closing liabilities, subject to certain thresholds and maximum amounts.

The consummation of the transactions contemplated in the Framework Agreement is subject to customary closing conditions including, among others, the truth and accuracy of certain representations and warranties made by the parties, the receipt of required approvals from the Bank of Korea, the absence of certain injunctions or orders issued by a governmental authority, and compliance by the parties in all material respects with their respective obligations under the Framework Agreement.

The Framework Agreement contains customary termination rights, and can be terminated by either party if the transaction is not closed by June 30, 2014.

The foregoing description of the Framework Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. A copy of the Framework Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Shareholder Agreement

In connection with the entry into the Framework Agreement, on October 22, 2013, the Company entered into a Shareholder Agreement (the “Shareholder Agreement”) with SDC, which will become effective at the closing of the transaction. The Shareholder Agreement provides that following the conversion of the Preferred Stock into shares of Common Stock, SDC will, and will cause its affiliates to, vote shares of Common Stock owned by them at all meetings of shareholders in accordance with the recommendation of the Company’s board of directors, subject to certain exceptions, including with respect to the approval of a change of control transaction. In addition, the Shareholder Agreement contains provisions relating to transfer restrictions, required dispositions, participation rights and registration rights. Additionally, if SDC and its affiliates beneficially own shares in excess of the 9% ownership cap in the Shareholder Agreement, SDC must promptly dispose of the excess shares, subject to certain timing requirements.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. A copy of the Shareholder Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Standstill Agreement

In connection with the entry into the Framework Agreement, on October 22, 2013, the Company entered into a Standstill Agreement with Samsung Electronics Co., Ltd. (“Samsung”) and SDC (the “Standstill Agreement”). Pursuant to the Standstill Agreement, SDC, Samsung and their affiliates may not take certain actions with respect to the capital stock or corporate governance of the Company or with respect to engaging in certain transactions with the Company or its subsidiaries, subject to certain limited exceptions. The Standstill Agreement is intended to limit the collective ownership of Common Stock by Samsung, SDC and their affiliates to 9% of the outstanding Common Stock. The Standstill Agreement will terminate if the Company consummates a change of control transaction or at the end of a continuous two-year period (i) beginning on or after the eighteenth anniversary of the signing of the Framework Agreement and (ii) during which time Samsung, SDC or any of their affiliates collectively beneficially own less than 0.30% of the outstanding Common Stock.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. A copy of the Standstill Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Other

In connection with the entry into the Framework Agreement, the parties also entered into amendments to long-term supply agreements relating to the supply to SDC and its affiliates by SCP and its affiliates of LCD glass.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be reported under this Item 3.02 is incorporated by reference from Item 1.01 of this Current Report on Form 8-K. The Subject Preferred Shares and the Additional Preferred Shares will be issued in reliance upon an exemption from registration under federal securities laws provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and exemption from registration under applicable state securities laws. SDC has represented, and will represent at closing, that SDC is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, is financially sophisticated and is acquiring the Subject Preferred Shares and the Additional Preferred Shares for investment purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Framework Agreement, dated as of October 22, 2013, by and among Samsung Display Co., Ltd.; Corning Incorporated, solely for purposes of Section 1.5, Section 6.1 and Section 11; Corning Hungary Data Services Limited Liability Company; Corning Holding Japan G.K.; and Corning Luxembourg S.àr.l.**

10.1	Shareholder Agreement, dated as of October 22, 2013, by and between Samsung Display Co., Ltd. and Corning Incorporated.

10.2	Standstill Agreement, dated as of October 22, 2013, by and among Samsung Electronics Co., Ltd., Samsung Display Co., Ltd. and Corning Incorporated.

**	The Company has omitted certain schedules, exhibits and similar attachments to the Framework Agreement pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule, exhibit or similar attachment to the Securities Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements about the Company that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties as discussed in the Company’s periodic reports on Form 10-K and Form 10-Q and its Current Reports on Form 8-K filed from time to time with the Securities and Exchange Commission.

The forward-looking statements contained in this Current Report on Form 8-K include statements about the expected effects on the Company of the Framework Agreement and the transactions contemplated therein (the “Transactions”), the anticipated timing and benefits of the Transactions, and the Company’s anticipated financial results, and all other statements in this Current Report on Form 8-K that are not historical facts. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements.

These statements are based on the current expectations of the management of the Company and are subject to uncertainty and to changes in circumstances and involve risks and uncertainties including: the satisfaction of the conditions to the Transactions and other risks related to the completion of the Transactions and actions related thereto; the Company’s and SDC’s ability to complete the Transactions on the anticipated terms and schedule, including the ability to obtain regulatory approvals; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management; and the risk that disruptions from the Transactions will harm the Company’s businesses. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to publicly update such statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2013

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Name:	Linda E. Jolly
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Framework Agreement, dated as of October 22, 2013, by and among Samsung Display Co., Ltd.; Corning Incorporated, solely for purposes of Section 1.5, Section 6.1 and Section 11; Corning Hungary Data Services Limited Liability Company; Corning Holding Japan G.K.; and Corning Luxembourg S.àr.l.**

10.1	Shareholder Agreement, dated as of October 22, 2013, by and between Samsung Display Co., Ltd. and Corning Incorporated.

10.2	Standstill Agreement, dated as of October 22, 2013, by and among Samsung Electronics Co., Ltd., Samsung Display Co., Ltd. and Corning Incorporated.

**	The Company has omitted certain schedules, exhibits and similar attachments to the Framework Agreement pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule, exhibit or similar attachment to the Securities Exchange Commission upon request.